                                                                  EXHIBIT 99.5


   THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO AUSTRALIA,
                                CANADA OR JAPAN.

                             RECOMMENDED SHARE OFFER

                                       BY

                          LIFE SCIENCES RESEARCH, INC.

                                       FOR

               ALL OF THE ISSUED AND TO BE ISSUED SHARE CAPITAL OF

                       HUNTINGDON LIFE SCIENCES GROUP PLC

THERE WILL BE AN INITIAL OFFER PERIOD THAT WILL EXPIRE AT 3:00 PM (LONDON TIME), 10:00 AM (NEW YORK CITY TIME) ON NOVEMBER 13, 2001, UNLESS LSR SPECIFIES A LATER EXPIRATION DATE. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, LSR WILL EXTEND THE OFFER FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 DAYS. HOLDERS OF HUNTINGDON LIFE SCIENCES GROUP PLC ("HUNTINGDON") SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD, AS DESCRIBED IN MORE DETAIL IN PARAGRAPH 5 OF PART B OF APPENDIX 1 TO THE OFFER DOCUMENT.

                                                                October 16, 2001

To Our Clients:

      Enclosed for your consideration is the Offer Document dated 16 October 2001 (the "Offer Document"), the Letter of Transmittal and Notice of Guaranteed Delivery relating to an offer by Life Sciences Research, Inc. (the "Offeror" or "LSR"), to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the related Form of Acceptance and Letter of Transmittal (which, as amended or supplemented from time to time constitute the "Offer"),
(i) all issued and to be issued ordinary shares of Huntingdon ("Huntingdon Shares") at an exchange rate of 1 share of voting common stock of LSR, par value $.01 per share (the "LSR Voting Common Stock") for every 50 Huntingdon Shares and (ii) all American Depositary Shares of Huntingdon ("Huntingdon ADSs"), each representing 25 Huntingdon Shares, at an exchange rate of 1 share of LSR Voting Common Stock for every 2 Huntingdon ADSs. Fractional shares of LSR Voting Common Stock will not be issued and holders will receive an amount equivalent to 3.25 pence per Huntingdon Share and 81.25 pence per Huntingdon ADS in lieu of a fractional share of LSR Voting Common Stock. Huntingdon Shares and Huntingdon ADSs are referred to collectively as "Huntingdon Securities."

      We are the holder of record of Huntingdon ADSs evidenced by American Depository Receipts ("Huntingdon ADRS") held by us for your account. An acceptance of the Offer in respect of such Huntingdon ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all Huntingdon ADSs held by us for your account pursuant to the terms and subject to the Conditions set forth in the Offer Document.

      Your attention is invited to the following:

      1. The Offer is being made for all Huntingdon Shares and Huntingdon ADSs and has been unanimously recommended by the Board of Directors of Huntingdon.

      2. The Offer is on the terms and subject to the Conditions set forth in Appendix 1 to the Offer Document.

      3. The Initial Offer Period will expire at 3:00 p.m. (London time), 10:00 a.m. (New York City time) on November 13, 2001, unless LSR specifies a later expiration date.

      4. At the conclusion of the Initial Offer Period, including any extension thereof, if all Conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, LSR will extend the Offer for a Subsequent Offer Period of at least 14 days.

      5. Holders of Huntingdon ADSs will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of Huntingdon ADSs evidenced by Huntingdon ADRs to the Offeror.

      If you wish to have us accept the Offer in respect of any or all of the Huntingdon ADSs evidenced by Huntingdon ADRs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to accept the Offer in respect of your Huntingdon ADSs evidenced by Huntingdon ADRs, the Offer will be accepted in respect of all such Huntingdon ADSs unless otherwise indicated in such instruction form. Please forward your instruction form to us in ample time to permit us to accept the Offer on your behalf prior to the expiration of the Offer. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of Huntingdon ADSs evidenced by Huntingdon ADRs held by us for your account.

      Capitalized terms and certain other terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer Document.

      INSTRUCTIONS WITH RESPECT TO THE OFFER FOR ALL HUNTINGDON SHARES AND
                  HUNTINGDON ADSS EVIDENCED BY HUNTINGDON ADRS

      The undersigned acknowledge(s) receipt of your letter and the Offer Document dated 16 October 2001 (the "Offer Document"), and the related Letter of Transmittal relating to an offer by Life Services Research, Inc., to exchange, upon the terms and subject to the Conditions set forth in the Offer Document and the related Form of Acceptance and Letter of Transmittal (collectively, the "Offer"), (i) all issued and to be issued Huntingdon Shares, at an exchange rate of 1 share of LSR Voting Common Stock for every 50 Huntingdon Shares and (ii) all Huntingdon ADSs, at an exchange rate of 1 share of LSR Voting Common Stock for every 2 Huntingdon ADS. Fractional shares of LSR Voting Common Stock will not be issued and holders will receive an amount equivalent to 3.25 pence per Huntingdon Share and 81.25 pence per Huntingdon ADS in lieu of a fractional share of LSR Voting Common Stock.

      This will instruct you to accept the Offer in respect of the number of Huntingdon ADSs indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document.

Dated:                     , 2001

NUMBER OF HUNTINGDON ADSS TO BE TENDERED*:

------------------------------------------    ----------------------------------
                                              Signature(s)

                                              ----------------------------------
                                              Please print name(s)

                                              ----------------------------------
                                              Address(es)

                                              ----------------------------------
                                              Area Code(s) and Telephone
                                              Number(s)

                                              ----------------------------------
                                              Employer Identification or
                                              Social Security No.

                                              ----------------------------------
POUNDS STERLING ELECTION (OPTIONAL)**         Account Number
Check box ONLY if you wish to receive all
(but not part) of the amount of cash in
lieu of fractional shares of LSR Voting
Common Stock, if any, to be paid in
pounds sterling instead of in US
dollars:  [  ]


 * Unless otherwise indicated, it will be assumed that the Offer is to be accepted in respect of all Huntingdon ADSs held by us for your account.

** If you wish to receive all (but not part) of the cash amount in lieu of fractional shares of LSR Voting Common Stock, if any, in pounds sterling, please check the box. If you do not check such box the cash amount in lieu of a fractional share of LSR Voting Common Stock payable pursuant to the Offer will be paid in US dollars in an amount converted from pounds sterling to US dollars at the prevailing exchange rate selected by LSR at the time of payment.


                                       3